Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of October 2, 2019 (the “Effective Date”), by and among Genius Brands International Inc., a Nevada corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

Section 1.

AUTHORIZATION OF SALE OF STOCK

The Company has authorized the sale and issuance of up to 1,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.

Section 2.

AGREEMENT TO SELL AND PURCHASE THE STOCK

2.1              Sale of Stock. At the Closing (as defined in Section 3.1), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $0.76 per Share. The aggregate purchase price for the Shares purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2              Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

Section 3.

CLOSING AND DELIVERY

3.1              Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on October 3, 2019 at the offices of Mintz, Levin, Cohn, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2              Issuance of the Shares at the Closing. At the Closing, the Company shall issue or deliver to each Purchaser evidence of a book entry position evidencing the Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at the Closing against payment of the purchase price for such Shares.

1

Section 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1              Organization and Standing. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted or proposed to be conducted in the SEC Documents, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (i) a material adverse effect on the validity or enforceability of this Agreement, (ii) a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects or properties of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under this Agreement (any of (i), (ii) or (iii)) (a “Material Adverse Effect”).

4.2              Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.

4.3              Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.4              SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2018 (collectively with all exhibits, schedules and annexes thereto, the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the “Financial Statements”) present fairly the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries, taken as a whole, as of the dates and for the periods indicated, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.5              No General Solicitation. Neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

2

Section 5.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERs

5.1              Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)               Such Purchaser (if an entity is a validly existing corporation, limited partnership or limited liability company) has all requisite corporate, partnership or limited liability power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to purchase the Shares pursuant to this Agreement.

(b)               Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into this Agreement. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(c)               The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times, subject to the terms and conditions of this Agreement, to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)               Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(e)               The execution, delivery and performance by such Purchaser of this Agreement to which such Purchaser is a party have been duly authorized and each has been duly executed by such Purchaser, and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally.

(f)                Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”), or an entity engaged in a business that would require it to be so registered, and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Shares.

(g)               Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

3

(h)               Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(i)                 Such Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.2              Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.3              Legends.

(a)       Except as otherwise provided below, Purchaser understands that until such time as the Shares have been sold pursuant to a registration statement under the Securities Act or the Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”

(b)       The legend set forth in Section 5.3(a) above shall be removed by the Company from any certificate evidencing the Shares upon the earlier of (1) the sale of the Shares pursuant to an effective registration statement, (2) the sale of the Shares pursuant to Rule 144, or (3) the date the Shares are eligible to be sold under Rule 144 without restriction, in each case following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares, if such Shares are certificated, and such representations and covenants of such Purchaser or, solely in the case of clause (2) above, such Purchaser’s executing broker as the Company may reasonably require in connection therewith, and the Company shall deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company shall take all action including requesting that counsel for the Company issue an opinion to the Company’s transfer agent with respect to such removal. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”). All costs and expenses related to the removal of the legends and the reissuance of any Shares shall be borne by the Company; provided, however, that the Purchaser shall be responsible for the costs of the Purchaser’s counsel and advisors.

5.4              Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5              Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner, member or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

4

Section 6.

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1              Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2              Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and the Closing Date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

Section 7.

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1              Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respect as of, and as if made on, the date of this Agreement and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2              Nasdaq. The Company shall have filed with The Nasdaq Stock Market (“Nasdaq”) a Notification Form: Listing of Additional Shares for the listing of the Shares on the Nasdaq Capital Market.

7.3              Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.4              Stop Orders. No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental regulatory body with respect to the Common Stock.

5

Section 8.

Termination of Obligations to Effect Closing; Effects

8.1              The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a)               upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement;

(b)               by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(c)               by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment or have not occurred on or before the fifth Business Day following the Effective Date, and shall not have been waived by such Purchaser. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

8.2              Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 9.

NO Broker’s feeS

The Company and each Purchaser (severally and not jointly) hereby represent that there are no broker or finders fees payable and no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

Section 10.

Additional Agreements of the Parties

10.1          Nasdaq Listing. The Company will use best efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use best efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

10.2          Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

10.3          [Reserved].

10.4          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

6

10.5          Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.6          Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i)  the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed in accordance with Section 10.7, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

10.7          Securities Laws Disclosure. Within four (4) business days following the entry into of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith).

10.8          Offering Lock-Up. Until the date that is 24 months after the Closing Date, each Purchaser shall, if requested by the Company and an underwriter of Common Stock of the Company in connection with any public offering involving an underwriting of Common Stock of the Company, agree not to Dispose of any shares of Common Stock of the Company and/or Common Stock Equivalents (as defined below) for a specified period of time, such period of time not to exceed one hundred eighty (180) days (a “Lock-Up Agreement”). Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Purchaser, the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the shares of Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions until the end of the specified period of time.

(a)               “Dispose of” shall mean any direct or indirect (a) offer, pledge (other than pledges in connection with bona fide debt financing transactions involving a general lien on assets of the Purchaser), sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement; (b) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise; (c) engagement in any short selling of any shares of Common Stock or Common Stock Equivalents; or (d) publicly announced intention to effect a transaction specified in clause (a), (b) or (c).

(b)               “Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

7

Section 11.
Indemnification

11.1          Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a “Purchaser Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on (i) any inaccuracy in the representations and warranties of the Company contained in this Agreement or (ii) any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (1) the failure of such Purchaser Indemnified Party to comply with the covenants and agreements contained in Section 5, Section 6 and Section 10.6 above respecting the sale of the Shares, or (2) the inaccuracy of any representations made by such Purchaser Indemnified Party herein. The Company will reimburse such Purchaser Indemnified Party, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by such Purchaser Indemnified Party, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

11.2          Indemnification by Purchasers. Each Purchaser shall indemnify and hold harmless the other Purchasers and the Company and its directors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a “Company Indemnified Party”) against any losses, claims, damages, liabilities or expenses to which such Company Indemnified Party, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 5, Section 6 and Section 10.6 above or (ii) the inaccuracy of any representation made by such Purchaser herein, and will reimburse such Company Indemnified Party, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by such Company Indemnified Party, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

8

Section 12.

NOTICES

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Genius Brands International Inc.

190 N. Canon Drive, FL #4

Beverly Hills, CA 90210

Attention: Robert Denton, CFO

E-mail: bdenton@gnusbrands.com

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C

666 Third Avenue

New York, New York 10017

Attention: Jeffrey Schultz, Esq.

E-mail: jschultz@mintz.com

or to such other person, at such other place or in such manner as one party shall designate to other party in writing; and if to the Purchasers, at the address as may have been furnished to the Company in writing.

Section 13.

MISCELLANEOUS

13.1          Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.2          Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

13.3          Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

9

13.4          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.5          Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.6          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement, or any rights or obligations hereunder, may not be assigned by any party without the prior written consent of the other parties; provided that each Purchaser may assign its rights and obligations hereunder to an affiliate of such Purchaser without the prior written consent of the Company or any other Purchaser.

13.7          Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.8          Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.9          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

13.10      Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibits and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.11      Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

[signature pages follow]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

GENIUS BRANDS INTERNATIONAL, INC.

By:	/s/ Robert L. Denton
Name:	Robert L. Denton
Title:	Chief Financial Officer

11

PURCHASERS:

/s/ Andy Heyward
Andy Heyward

12

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares	Aggregate Purchase Price of Shares
Andy Heyward	1,000,000	$760,000

13